EXHIBIT 99.3


                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase securities in our company. The risks described below are not the only ones that we face. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also have a material adverse effect on our company. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our business, financial condition or results of operations could be seriously and irreparably harmed. The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

WE HAVE A HISTORY OF LOSSES AND WE HAVE NEVER BEEN PROFITABLE. IF WE DO NOT ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

SmartServ has, since its inception, earned limited revenues and incurred substantial recurring operating losses, including net losses of $14,365,927 for the nine month period ended September 30, 2003, and net losses of $8,037,173 and $14,819,860 for the years ended December 31, 2002 and 2001, respectively. Additionally, at September 30, 2003, we had an accumulated deficit of
$87,224,933. Losses have resulted principally from expenses incurred in connection with activities aimed at developing our software, information and transactional services and from costs associated with our marketing and administrative activities. We have incurred substantial expenses and commitments and expect to continue to have negative cash flows from operations. No assurance can be provided that we will be able to develop revenues sufficient to generate positive cash flow from our operations.

ERNST & YOUNG LLP HAS INDICATED THAT THERE IS SUBSTANTIAL DOUBT ABOUT SMARTSERV'S ABILITY TO CONTINUE AS A GOING CONCERN.

Due to the substantial expenses and negative cash flows from operations that we have incurred, Ernst & Young LLP, in its report contained in our December 31, 2002 financial statements, has indicated that there is substantial doubt about our ability to continue as a going concern. The conditions cited by Ernst & Young LLP may adversely affect the willingness of potential clients and investors to do business with, or invest in, us. Although SmartServ's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, unless we are able to increase revenue, raise substantial capital from investors, or both, we may not be able to support our operations. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

WE HAVE SIGNIFICANT ACCOUNTS PAYABLE OBLIGATIONS.

We have significant accounts payable obligations, many of which are past their stated terms of payment. We have many creditors who are demanding payment and either commencing or threatening to commence legal actions to collect what we may owe them. We expect to incur substantial expenses in defending those collection actions. We may also be required to use a substantial amount of the offering proceeds to compromise with and pay various creditors. In general, any company that does not pay its creditors in a timely manner is at risk of being forced into an involuntary bankruptcy proceeding instituted by our creditors, which may provide for the liquidation of assets or the reorganization of assets and debts. There can be no assurance that our creditors will not pursue similar actions, and that, in the aggregate, such collection actions by creditors and payments by us to compromise and pay such claims would not have a material adverse impact on our business, financial condition and results of operations, or that we will not be forced into bankruptcy.

WE OWE $1,375,000 WHICH MUST BE PAID BY FEBRUARY 14, 2004.

On February 14, 2003, we issued a $1,000,000 Convertible Note to Global Capital Funding Group, LP ("Global"), bearing a 10% rate of interest and secured by the Company's assets, exclusive of internally developed software. In April 2002, we borrowed an additional $250,000 from Global.

A total of $1,375,000 (i.e., $1,250,000 of principal and $125,000 of accrued interest) is due on this Convertible Note on February 14, 2004. Global consented to our last debenture financing and certain other matters in return for our being obligated to use 20% of the proceeds from the closing to pay off the Convertible Note, and to pay off any balance on the Convertible Note in full by February 14, 2004. Our failure to make such payments would have a material adverse effect on our business, financial condition and results of operations, and could require us to cease operations.

WE PLAN TO PURSUE POTENTIAL ACQUISITIONS, AND WE MAY NOT BE ABLE TO COMPLETE OR SUCCESSFULLY INTEGRATE SUCH ACQUISITIONS, OR ACHIEVE THE DESIRED RESULTS.

Our business plan includes growth through potential strategic acquisitions such as the recently announced proposed Mobile Airwaves and nReach transactions. We have no history of completing acquisitions or successfully integrating such acquisitions into our Company. We will expend significant management time and financial resources in finding, evaluating, and if appropriate, acquiring companies that can add value to our shareholders. Acquisitions are accompanied by a number of risks, including: o the difficulty and expense of integrating the operations and personnel of the acquired companies;

     o the potential disruption of the ongoing businesses and distraction of our management and the management of the acquired companies;

     o increase in expenses and the potential failure to achieve additional sales and enhance our customer base as a result of the acquisitions; and

     o    potential unknown liabilities associated with the acquired businesses.

If we identify suitable acquisition targets, there can be no assurance that we will be able to complete the acquisitions, including the recently announced transactions. Even if we complete such acquisitions, we may not succeed in managing the associated acquisition risks, including but not limited to, the risks described above. Our failure to successfully integrate our acquisitions could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we may issue equity securities or incur additional debt to pay for any future acquisitions. The issuance of equity securities would be dilutive to our existing stockholders and additional debt could have an adverse effect on our balance sheet.

WE PLAN TO PURSUE NEW STREAMS OF REVENUE FROM THE RESALE OF PREPAID WIRELESS AIRTIME BUNDLED WITH WIRELESS DATA CONTENT, AND REVENUES FROM SUCH BUSINESS MAY NOT MATERIALIZE.

We believe that we have a unique combination of content assets, including those currently owned or licensed and those that we plan to acquire, that may allow us to take a leadership position in the market for bundled prepaid voice and premium content and, later, a substantial position in the much larger market for the reselling of post-paid cell phone service. Thus, by providing a set of products that bundle cell phone airtime with affinity-related content delivered through our current technology infrastructure, we plan to enter the emerging market for reselling wireless airtime. We have no prior experience in this area, and significant financial resources will be devoted to this new business. Our failure to generate significant revenues from these efforts could have a material adverse affect on our business, financial condition and results of operations.

WE HAVE A NEW CEO AND WILL BE HIRING ADDITIONAL EXECUTIVE OFFICERS.

We believe that due to the rapid pace of our industry, as well as the unique challenges of growing our Company, the quality of our executive officers will be key to our success. Our prior CEO and our prior EVP of Operations and Chief Technology Officer have left the Company. Our Chief Financial Officer left in January, 2004 and our General Counsel will be leaving in February, 2004. Robert Pons was appointed interim CEO in October 2003, and was recently appointed CEO on a permanent basis. We also expect to hire a new Chief Operating Officer, Chief Technology Officer and Chief Financial Officer in the near future. There is a substantial risk that our management team may not be able to successfully manage and grow the business. This would have a material adverse effect on our business, financial condition, and results of operations.

SUBSTANTIALLY ALL OF OUR REVENUE HAS COME FROM ONE CUSTOMER, CITIGROUP, AND THE LOSS OF SUCH CUSTOMER COULD ADVERSELY AFFECT OUR REVENUES.

Substantially all of our revenues were generated through our licensing arrangement with Citigroup for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. Although the licensing agreement with Citigroup expired in November 2003, we continue provide our services to Citigroup as if the agreement had not expired, and we expect to either renew the agreement or enter into a new agreement that would provide similar or greater revenue. If we fail to renew or replace the licensing agreement, our revenues would be adversely affected. We anticipate that our results from operations for the immediate future will continue to depend to a significant extent upon revenues from a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. There can be no assurance that we will be able to obtain a sufficient number of additional customers to support our operations.

THE MARKET FOR OUR BUSINESS IS IN THE DEVELOPMENT STAGE AND MAY NOT ACHIEVE THE GROWTH WE EXPECT.

The market for mobile data services is highly dependent upon the evolution of wireless and Internet technologies, and is still in the development stage. Our future growth and profitability will depend, in part, upon consumer acceptance of mobile data services in general and a significant expansion in the consumer market for the delivery of such services via mobile phones and other wireless devices. Even if these markets experience substantial growth, there can be no assurance that our products and services will be commercially successful or will benefit from such growth. Further, even if initially successful, any continued development and expansion of the market for our products and services will depend in part upon our ability to create and develop additional products and adjust existing products in accordance with changing consumer preferences, all at competitive prices. Our failure to develop new products and generate revenues could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND UPON REVENUE-SHARE AGREEMENTS WITH CARRIERS AND ENTERPRISE CUSTOMERS.

We sell our products and services primarily by entering into non-exclusive agreements with carriers and enterprise customers who offer such products and services to their subscribers, employees and clients. Our success will depend upon:

o our ability to continue to enter into revenue sharing agreements with additional carriers and enterprise customers; and

o their ability to successfully market, sell and generate revenues from our products and services.

There can be no assurance that we will successfully maintain these revenue sharing arrangements, enter into new ones, or that our customers will develop and sustain a market for our products and services.

WE COMPETE AGAINST LARGER, WELL-KNOWN COMPANIES WITH GREATER RESOURCES.

The market for mobile data services is highly competitive and involves rapid innovation and technological change, shifting consumer preferences and frequent new product and service introductions. Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have.

The principal competitive factors in both the Internet-based and wireless services industries include content, product features and quality, ease of use, access to distribution channels, brand recognition, reliability and price. We believe that potential new competitors, including large multimedia and information system companies, are increasing their focus on wireless data delivery. We face competition from numerous services delivered through the Internet to personal computers. Companies offering competing services include Semotus Solutions, Inc., Aether Systems, Inc., 724 Solutions, Inc., Everypath, and Infospace. We expect competition to increase from existing competitors and from new competitors.

The content provided in our products is generally licensed through non-exclusive content distribution agreements. While we are not dependent on any single content provider, existing and potential competitors may enter into agreements with these and other providers and thereby acquire the ability to deliver content that is substantially similar to the content provided by us.

Our planned entry into the prepaid wireless reseller business also presents competitive challenges. Although the facilities-less wireless reseller business in the US is relatively new, Virgin Mobile, which already has a growing presence in the US, recently announced that they have over 3.4 million subscribers in the UK and are now growing at a faster pace than some of the facilities-based carriers. TracFone Wireless, Inc., a subsidiary of Mexico's dominant wireless carrier America Movil, has been in business in the US for several years. TracFone sells phones and prepaid airtime cards through many major retailers in the US. We also face competition from the wireless carriers themselves, all of whom already offer prepaid wireless voice services.

Our inability to successfully manage and adjust to these competitive forces could have a material adverse effect on our business, financial condition and results of operations.

WE ARE INVOLVED IN PENDING MATERIAL LITIGATION.

During February, 2000, Commonwealth Associates, L.P. ("Commonwealth") filed a complaint against us in the Supreme Court of the State of New York, County of New York. The complaint alleged that in August of 1999, Commonwealth and SmartServ entered into an engagement letter that provided for a nonrefundable fee to Commonwealth of $15,000 payable in cash or common stock at SmartServ's option. The complaint alleged that SmartServ elected to pay the fee in stock and, as a result, Commonwealth sought 13,333 shares of common stock or at least $1,770,000 together with interest and costs. In our defense, we denied that we elected to pay in stock. During March, 2003, SmartServ received a favorable decision in this matter after a trial held in the Supreme Court of the State of New York. The decision holds that, consistent with SmartServ's defense, SmartServ is required to pay Commonwealth a retainer fee of only $13,439, plus interest and certain costs. Commonwealth's time to appeal has not yet expired because a notice to enter the judgment has not yet been filed by either side. While we intend to vigorously defend any appeal of the decision, the unfavorable outcome of such an appeal could have a material adverse effect on our business, financial condition and results of operations.

In August 2003, SmartServ entered into a Stipulation of Arbitration with Brauning Inc., Mike Silva and Todd Peterson, former consultants to SmartServ (collectively, the "Claimants") pursuant to which SmartServ and the Claimants agreed to resolve, in a binding arbitration proceeding, the Claimants' demand for damages resulting from an alleged breach of contract and a failure by SmartServ to timely register the shares of Common Stock underlying certain consulting warrants issued by SmartServ to the Claimants. Although SmartServ believes that the shares underlying the warrants were timely registered, and that the Claimants' demand is without merit, SmartServ has reached an agreement in principle to settle this matter in order to avoid the uncertainties of litigation. Under the terms of the contemplated settlement agreement, SmartServ will issue to Claimants 60,000 shares of common stock and by no later than February 29, 2004, pay Claimants $45,000 for certain wireless industry consulting reports. SmartServ's failure to comply with these settlement terms would entitle Claimants to reassert their claims. In such case, although we would vigorously defend the action, there can be no assurance that we would be successful. The unfavorable outcome of such action could have a material adverse effect on our business, financial condition and results of operations.

ADDITIONAL RISKS ASSOCIATED WITH A PENDING LAWSUIT AGAINST CITIGROUP.

A claim was filed during 2003 in US District Court, Northern District of Illinois by over one hundred investors in our common stock against Citigroup Global Markets, Inc., Citigroup, Inc., and an individual institutional broker at Citigroup, alleging fraud in connection with such investors' investment in SmartServ. Neither SmartServ, nor any of any of our employees, consultants, officers, directors or agents have been named as defendants in this lawsuit. However, we can provide no assurances that SmartServ or any of our current or former employees, consultants, officers, directors or agents will not be brought into the lawsuit by the plaintiffs or the defendants. We believe any such claim would be without merit. In such case, we would vigorously defend the action, however, there can be no assurance that we would be successful. Further, if we are named in this lawsuit, we would have to devote financial and other resources, diverting management's attention from our business and an unfavorable outcome could have a material adverse effect on our business, financial condition and results of operations. Even if no claim is made against us, any negative publicity regarding this lawsuit could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS.

We have designed and developed our own "device agnostic" information platform, made up of our patent-pending W2W MiddlewareTM and our content and processing engines. This platform is comprised of the W2W MiddlewareTM, based on the Windows NT operating system and the authorization, quote, news and transaction engines, based on Hewlett-Packard Company's Unix operating system and Oracle Corp.'s version 9i parallel server database. This platform supports a wide array of browsers and client side environments operating on wireless and wired networks.

We rely upon a combination of contract provisions, as well as trade secret, patent, trademark and copyright laws, to protect our proprietary rights. We license our products and related services under agreements that contain terms and conditions prohibiting the unauthorized use or reproduction of those products and services. Although we intend to vigorously protect our rights, if necessary, the cost could be burdensome and there can be no assurance that we would be successful.

We believe that none of our products, services, trademarks or other proprietary rights infringes on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation, either of which could have a material adverse effect on our business, financial condition and results of operations.

WE ARE HIGHLY DEPENDENT ON ATTRACTING AND RETAINING HIGHLY SKILLED SALES, MARKETING AND TECHNOLOGY DEVELOPMENT PERSONNEL.

We believe that our ability to increase revenues and to develop successful new products and product enhancements depends in part upon our ability to attract and retain highly skilled sales, marketing and technology development personnel. Our products involve a number of evolving technologies. Competition for such personnel is intense. Our ability to hire and retain such key personnel will depend upon our ability to raise capital and achieve increased revenue levels to fund the costs associated with such key personnel. Failure to attract and retain such key personnel could adversely affect our ability to develop new products and product enhancements and to generate revenue from the sale of those products, thereby having a material adverse effect on our business, financial condition and results of operations.

OUR COMMON STOCK TRADES ON THE OVER THE COUNTER BULLETIN BOARD, WHICH SUBJECTS IT TO LESS LIQUIDITY AND MORE VOLATILITY THAN OUR PRIOR NASDAQ SMALLCAP LISTING.

Since June 27, 2003, our Common Stock has been trading on the Over The Counter ("OTC") Bulletin Board. This may influence the number of investors willing to trade in our Common Stock, and therefore could decrease the liquidity and trading volume of our Common Stock. Additionally, our position on the OTC Bulletin Board may reduce the number of market makers willing to trade in our stock, making it likely that wider fluctuations in the quoted price of our Common Stock would occur. As a result, there is a risk that stockholders will not be able to obtain price quotes that reflect the actual value of our Common Stock. Increases in the volatility of our Common Stock due to the decreased number of individuals willing to trade in it could also make it more difficult to pledge the Common Stock as collateral, if stockholders sought to do so, because a lender might be unable to accurately value the Common Stock.

In addition, we are subject to the SEC's penny stock rules. Penny stocks are securities with a price of less than $5.00 per share, other than securities that are registered on certain national securities exchanges, that are quoted on Nasdaq or that meet certain conditions. The penny stock rules require delivery, by a broker-dealer prior to any transaction in a penny stock, of a disclosure schedule about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. The rules also require that broker-dealers send monthly statements disclosing recent price information for each penny stock held in the account and information on the limited market in penny stocks. Because of the burden placed on broker-dealers to comply with the penny stock rules, stockholders may have difficulty selling our Common Stock in the open market.

PROVISIONS IN OUR CHARTER MAY MAKE IT DIFFICULT FOR A COMPANY OR PERSON TO ACQUIRE US.

Our charter restricts the ability of our stockholders to call a stockholders' meeting and provides that our stockholders may not act by written consent. Additionally, our Board of Directors is divided into three classes with each class being elected by our stockholders in different years. Our charter restricts the ability of our stockholders to change the number of directors and classes of our Board of Directors. These provisions may have the effect of deterring or delaying certain transactions involving an actual or potential change in control of SmartServ, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests.